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                                                                  Exhibit 99.1

FOR IMMEDIATE RELEASE                                             PRESS RELEASE

September 21, 1995

Contact:         David V. Radlinski
                 Chairman and CEO
                 Medstone International, Inc.
                 (714) 448-7700 Ext. 235


                    CHANGES IN MEDSTONE'S BOARD OF DIRECTORS


      ALISO VIEJO, California, September 21, 1995 -- Medstone International, Inc. (NASDAQ:MEDS), formerly known as Cytocare, Inc. (NASDAQ:CYTI), today announced the election, at its Annual Meeting of Stockholders, of Mr. Frank Pope, David Radlinski and Donald Regan to the Board of Directors of the Company. Mr. Radlinski will also serve as the Chairman of the Board of Directors and Chief Executive Officer of the Company.

      Mr. Pope is a general partner and officer of the Technology Funding venture capital management firms.

      Mr. Radlinski has been the President of Medstone International, Inc. and Chief Financial Officer and Secretary of the Company.

      Mr. Regan is currently the Vice President and General Counsel of Kinsell, O'Neal, Newcomb & De Dios, Inc., a municipal investment banking firm and has practiced securities, municipal finance, nonprofit corporation, real estate, and business transactions law for over thirty years.

      Medstone's business is focused on therapies for urologic disease and serves urologists with renal lithotripsy products and procedures, and devices to treat urologic tumors.

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